Exhibit 99.1

www.CellTherapeutics.com

Cell Therapeutics Announces Institutional Investor to Purchase $40 Million of Convertible Preferred Stock and Warrants to Purchase Common Stock

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Includes an initial $20 million of Series 15-1 Preferred Stock convertible into 20,000,000 shares of common stock at a conversion price of $1.00, which is a premium to the last closing bid price on NASDAQ

•	Proceeds expected to fund closing of pacritinib acquisition and advance pre-launch commercial activities for Pixuvri™ in the European Union

SEATTLE, WA, May 29, 2012—Cell Therapeutics, Inc. (“CTI”) (Nasdaq and MTA: CTIC) today announced that it has entered into an agreement to sell, subject to customary closing conditions, $40 million of shares of its Series 15 Convertible Preferred Stock and warrants to purchase shares of its common stock (and the shares of common stock issuable from time to time upon conversion of the Series 15 Convertible Preferred Stock and exercise and exchange of the warrants) in a registered offering to an institutional accredited investor (the “Initial Purchaser”) in two $20 million tranches (the “Offering”).

CTI plans to use the net proceeds from the Offering to finance the purchase price and related fees and expenses of the acquisition of pacritinib from S*BIO Pte Ltd., for which Jefferies & Company, Inc. was the financial advisor to CTI. CTI also plans to use the net proceeds from the Offering for activities related to preparing for the commercial launch of Pixuvri™ in the European Union and for general corporate purposes, which may include, among other things, funding research and development, preclinical and clinical trials, the preparation and filing of new drug applications, the acquisition of complementary businesses, technologies or products and general working capital.

501 Elliott Ave. W. #400	T 206.282.7100
Seattle, WA 98119	F 206.284.6206

CTI expects to initially issue 20,000 shares of Series 15 Convertible Preferred Stock (the “Series 15-1 Preferred Stock”) (convertible into an aggregate of 20,000,000 shares of common stock issuable from time to time upon conversion at a conversion price of $1.00 per share) and warrants to purchase up to an aggregate of 13,333,333 shares of common stock with an exercise price per share of $1.092 on or around May 29, 2012 (the “Initial Closing”) for gross proceeds of $20 million.

Subject to certain terms and conditions, the Initial Purchaser has also agreed to purchase and CTI has agreed to sell a second tranche of 20,000 shares of Series 15 Convertible Preferred Stock (the “Series 15-2 Preferred Stock,” and together with the Series 15-1 Preferred Stock, the “Series 15 Preferred Stock”), and warrants to purchase shares of common stock on the 60th day after the Initial Closing for gross proceeds of $20 million (the “Second Closing”). The exercise price of the warrants issued in the Second Closing will equal a 20% premium to the closing bid price of CTI’s common stock on The NASDAQ Capital Market calculated one trading day prior to the date of the Second Closing. The conversion price of the Series 15-2 Preferred Stock shall equal the closing bid price of CTI’s common stock on The NASDAQ Capital Market calculated one trading day prior to the date of the Second Closing, plus $0.08375.

In the event that on the date of the Second Closing, the Initial Purchaser is unable to purchase the entire $20 million because it would cause the Initial Purchaser to own more than 9.9% of CTI’s common stock or due to CTI restrictions on issuance, the Initial Purchaser has agreed to fund a minimum of $10 million and in any event the maximum amount of the $20 million the Initial Purchaser can fund under these restrictions. CTI will be subject to restrictions on the sale of securities through 30 days after the date of the Second Closing, subject to certain exceptions. If the Initial Purchaser is unable to fund the entire remaining unfunded balance of the $20 million within 30 days from the Second Closing, CTI will not be subject to any restriction on the issuance of additional securities upon the expiration of such 30 day period.

The Series 15 Preferred Stock will automatically convert into shares of common stock in certain circumstances. The Series 15 Preferred Stock will receive dividends in the same amount as any dividends declared and paid on shares of common stock and will have no voting rights on general corporate matters. All of the warrants issued in the Offering are exercisable beginning on or after the date of issuance and expire five years after the date of issuance. If the stock price is less than the exercise price, the warrants may also be exchanged for shares based on a specified Black-Scholes value formula subject to certain limitations. CTI may instead elect to pay all or some of such value in cash. If CTI elects not to pay in cash, is unable to issue sufficient shares without shareholder approval and has not obtained shareholder approval within 90 days after an exchange notice is received, CTI will issue a note for the unpaid portion of the value payable one year thereafter.

CTI has agreed to pay Halcyon Cabot Partners, Ltd. a placement agent fee of 5% of the gross proceeds received in the Offering.

501 Elliott Ave. W. #400	T 206.282.7100
Seattle, WA 98119	F 206.284.6206

The securities described above are being offered by CTI pursuant to shelf registration statements previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on March 2, 2011 and November 1, 2011. A prospectus supplement under Rule 424 of the Securities Act of 1933, as amended, related to the Offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the Offering, when available, may be obtained directly from CTI by contacting CTI at the following address: Cell Therapeutics, Inc., 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The Series 15 Preferred Stock (and the shares of common stock into which each share of Series 15 Preferred Stock will be convertible) and the warrants (and the shares of common stock issuable upon exercise or exchange of the warrants) will not be offered, sold or distributed, directly or indirectly, in Italy in an offer to the public of financial products under the meaning of Article 1, paragraph 1, letter t) of Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”), unless an express exemption from compliance with the restrictions on offers to the public, including, without limitation, as provided under Article 100 of the Financial Services Act and Article 34-ter of CONSOB Regulation No. 11971 of May 14, 1999, as amended, does not apply.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the completion and timing of the Offering, the ability to consummate all or any of the Second Closing and CTI’s intentions regarding the use of proceeds may change. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with market conditions and the satisfaction of customary closing condition related to the Offering, that the Initial Purchaser may exceed the 9.9% ownership threshold at the Second Closing, that CTI may not use the net proceeds of the Offering as expected as well as risks related to developments in the biopharmaceutical industry, the outcome of preclinicial and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs of developing, producing and selling CTI’s drug candidates, that CTI’s acquisition of certain assets from S*BIO Pte Ltd. may not be timely completed, if at all, that the projected benefits of such acquisition may not materialize as expected, that CTI may not be able to successfully

501 Elliott Ave. W. #400	T 206.282.7100
Seattle, WA 98119	F 206.284.6206

implement its plans, strategies and objectives related to such acquisition and development of the acquired compounds, the risk that CTI may not be able to sustain its current cost controls, and the risk that CTI may not be able to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling its drug candidates. Further risks and uncertainties include CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to further reduce its operating expenses, that CTI will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation as well as other risks listed or described from time to time in CTI’s most recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: media@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Ed Bell

T: 206.272.4345

Lindsey Jesch Logan

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

501 Elliott Ave. W. #400	T 206.282.7100
Seattle, WA 98119	F 206.284.6206